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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



               Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                         Date of Report: January 7, 2003




                             CYCOMM INTERNATIONAL INC.
             ---------------------------------------------------
              (Exact name of Registrant as specified in charter)



 Wyoming                 1-11686(12b)                  54-1779046
(State of other          (Commission                (IRS Employer
 jurisdiction of          File Number)              Identification No.)
 incorporation)



                1420 Springhill Road, Suite 420, McLean, VA 22102
                   (Address of principal executive offices)



      Registrant's telephone number, including area code (703) 903-9548
                                                        ----------------





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Item 4.           Change in Registrant's Certifying Accountants

      On January 2, 2003, the Company received notification of the resignation of its auditors, Ernst & Young, L.L.P., effective December 31, 2002. The audit committee of the Board of Directors accepted the resignation of the auditors at a meeting held on January 6, 2003. The Company is currently in the process of identifying new auditors.

      The reports of Ernst & Young, L.L.P. on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles, but were qualified to state that the Company's financial performance raised substantial doubt about its ability to continue as a going concern.

      In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2001 and December 31, 2000, and in the subsequent interim period, there were no disagreements with Ernst & Young, L.L.P. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young, L.L.P. would have caused Ernst & Young, L.L.P. to make reference to the matter in their report. The Company has requested Ernst & Young, L.L.P. to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 7, 2003 is filed as Exhibit 1 to this Form 8-K.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

a.    None
b.    None
c.    Exhibits
      1. Letter from Ernst & Young, L.L.P. to the Securities and
         Exchange Commission dated January 7, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CYCOMM INTERNATIONAL INC.



Date: January 7, 2003                     By:   /s/ Albert I. Hawk
                                              ---------------------------
                                                    Albert I. Hawk
                                                    Chief Executive Officer




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EXHIBIT 1 TO FORM 8-K

January 7, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 7, 2003, of Cycomm International Inc. and are in agreement with the statements contained therein.

Very truly yours,


/s/ Ernst & Young, L.L.P.